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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2001, except for Note 15 which is as of February 28, 2001, relating to the financial statements and financial statement schedules of Polycom, Inc., which appear in Polycom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
San Jose, California
March 23, 2001